1 AMENDMENT NO. 1 TO MANAGEMENT CONSULTING AGREEMENT This Amendment No. 1 to Management Consulting Agreement (the "Amendment") is entered into as of September 1, 2017, by and among U.S. Concrete, Inc., (the "Company"), and Joseph C. Tusa (the "Consultant"). WHEREAS, the Company and the Consultant had entered into a certain Management Consulting Agreement effective as of July 1, 2017 (the "Agreement"); and WHEREAS, the Company and the Consultant now desire to amend a specific provision of the Agreement - the Term of Service - as further outlined below; and NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows: 1. New Term of Service. The original Term of Service, as set forth in Section 1.a. of the Agreement, expires on August 31, 2017. The parties hereby agree to extend the Term of Service for one month, with a new expiration date of September 30, 2017. 2. No Further Amendment or Modification. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement as set forth therein are hereby ratified and affirmed and shall remain in full force and effect. IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth below CONSULTANT /s/ Joseph C. Tusa Jr. September 1, 2017 Joseph C. Tusa Jr. Date FOR: U.S. CONCRETE, INC. President and Chief Executive Officer September 1, 2017 Title Date /s/ William J. Sandbrook Signature